UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported) September 21, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
0-20371	Entergy Gulf States Louisiana, LLC 4809 Jefferson Highway Jefferson, Louisiana 70121	74-0662730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2015, Entergy Gulf States Louisiana, L.L.C., a Louisiana limited liability company (the “Company”) changed its state of domicile from Louisiana to Texas, and changed its name to Entergy Gulf States Louisiana, LLC, a Texas limited liability company. In this process, the Company adopted a new Certificate of Formation and Company Agreement under the Texas Business Organizations Code, each effective as of September 21, 2015, reflecting certain changes relative to the Articles of Organization and Operating Agreement governing the Company under the Louisiana Limited Liability Company Law immediately prior to such date.

With the effectiveness of the new Certificate of Formation and Company Agreement, the following changes were effected:

•	The Company changed is state of domicile from Louisiana to Texas;

•	The Company changed its name from Entergy Gulf States Louisiana, L.L.C. to Entergy Gulf States Louisiana, LLC; and

•
The Company made various changes to the Company Agreement to ensure compliance with the Texas Business Organizations Code as the Operating Agreement was governed by the Louisiana Limited Liability Company Law prior to the Company’s change in domicile.

The Certificate of Formation and Company Agreement are attached to this Report as Exhibits 3.1 and 3.2, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Formation of Entergy Gulf States Louisiana, LLC, effective as of September 21, 2015
3.2	Company Agreement of Entergy Gulf States Louisiana, LLC, effective as of September 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERGY GULF STATES LOUISIANA, LLC
By:/s/ Marcus V. Brown
Marcus V. Brown Executive Vice President and General Counsel

Dated: September 23, 2015